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                                                                 EXHIBIT 10.31

                                    LOAN AGREEMENT

     This Loan Agreement (the "Loan Agreement") is entered into as of February 15, 1998, among Ellen Dinerman Little and Robert B. Little (collectively "Lender") and Overseas Filmgroup, Inc. ("Borrower") in connection with that certain motion picture entitled "MRS. DALLOWAY" ("the Picture").

     WHEREAS, the Borrower has entered that certain Distribution/Collection Agreement (the "Distribution/Collection Agreement") among Borrower, Elphich Limited, Newmarket Capital Group, L.P. ("Newmarket"), European Co-Production Fund Limited, British Screen Rights Limited, Film Finances, Inc.,
Bergen and the British Broadcasting Corporation in connection with the Picture.

     WHEREAS, pursuant to the terms of the Distribution/Collection Agreement, Borrower has been granted certain distribution rights in and to the Picture including but not limited to the right to distribute and exploit the Picture in the United States, its territories, possessions and commonwealths (the "Domestic Territory");

     WHEREAS, the Borrower and Newmarket have entered into that certain Co-Investment Agreement dated September 12, 1997 with effect from September 6, 1996 (the "Co-Investment Agreement") in connection with the Picture wherein Borrower shall be entitled to recoup all distribution fees payable to Borrower, all expenses incurred by Borrower in connection with Borrower's distribution and exploitation of the Picture in the Domestic Territory and all amounts advanced by Borrower in connection with that certain motion picture entitled "DIFFERENT FOR GIRLS";

     WHEREAS, pursuant to the terms of the restated and amended Syndication Agreement (the "Syndication Agreement") dated as of October 31, 1996, between Borrower and Coutts & Co. and Berliner (the "Banks"), Borrower has entered into that certain Facility Agreement (the "Facility") dated as of September 16, 1997, wherein the Banks have loaned $925,000 to Borrower in connection with the motion picture entitled "DIFFERENT FOR GIRLS" (the "Bank Loan") pursuant to which the Banks have certain repayment entitlements in connection with "DIFFERENT FOR GIRLS" and the Picture;

     WHEREAS, pursuant to the Facility, Borrower has assigned its right to receive revenues derived from the exploitation of the Picture in the Domestic Territory and "DIFFERENT FOR GIRLS" to the Banks in payment of the Bank Loan;

     WHEREAS, Lender has loaned Borrower the sum of $400,000 which amount was loaned in two installments of $200,000 each, the first of which was paid to Borrower on December 12, 1997 (the "First Installment") and the second of which was paid to Borrower on February 15, 1998 (the "Second Installment"), for the purpose of funding P&A costs in connection with the


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domestic theatrical release of the Picture.  The First Installment and the
Second Installment shall be collectively referred to herein as the "Loan".

     WHEREAS, the Loan is repayable with interest thereon at the rate of 9% per annum;

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and notwithstanding anything to the contrary set forth in the Co-Investment Agreement, the Syndication Agreement and the Facility, the parties hereto agree as follows;

1. REPAYMENT OF LOAN: Subject always to the entitlements of the Banks and Newmarket, Borrower hereby assigns to Lender all of Borrower's entitlements to revenues derived from the Picture and "DIFFERENT FOR GIRLS" until such time as the Loan has been repaid to Lender with interest thereon. Additionally in the event the foregoing revenues are insufficient to repay the Loan, until such time as the Loan has been repaid by Borrower with interest thereon, Borrower hereby assigns to Lender Borrower's entitlements to additional revenues payable to Borrower subject to the requirements of Borrower's senior lenders.

2. PRIORITY OF SECURITY INTERESTS: The parties hereto agree that the priority of security interests shall be as set forth in that certain Inter-Creditor Agreement of even date herewith, by and among, Lender, Borrower, Coutts & Co. and Berliner Bank A.G. London and Newmarket Capital Group, L.P.

3. NO WAIVER: No waiver by any of the parties hereto of any breach hereof by the other parties hereto in any one instance shall be deemed a waiver of any prior or subsequent breach of the same or any other provision hereof.

4. GOVERNING LAW; JURISDICTION: All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of California applicable to agreements entered into and wholly to be performed in California. The parties hereby consent and submit to the jurisdiction of the federal and state courts located in the State of California in any action brought to enforce or otherwise relating to this Agreement; and they agree that such courts shall be the exclusive forum with respect to any such action.

5. COUNTERPARTS; FACSIMILES: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto acknowledge and agree that facsimile copies hereof shall be treated as originals, fully binding and with full legal force and effect, and hereby waive any rights they may have to object to said treatment.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this date first above written.


/s/ ELLEN DINERMAN LITTLE
----------------------------
ELLEN DINERMAN LITTLE

/s/ ROBERT B. LITTLE
----------------------------
ROBERT B. LITTLE

OVERSEAS FILMGROUP, INC.


By: /s/ WILLIAM F. LISCHAK
   -------------------------
Its: COO/CFO
    ------------------------